Exhibit 4(a)(6)

JPMORGAN CHASE & CO.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a Bankers Trust Company), as Trustee

Fifth Supplemental Indenture

dated as of December 30, 2014

TO THE INDENTURE DATED

AS OF MAY 25, 2001

____________________

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of December 30, 2014 between JPMORGAN CHASE & CO., a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Indenture dated as of May 25, 2001, as supplemented by a First Supplemental Indenture dated as of April 9, 2008, a Second Supplemental Indenture dated as of November 14, 2011, a Third Supplemental Indenture dated as of September 24, 2014 and a Fourth Supplemental Indenture dated as of December 5, 2014 (as amended, supplemented or otherwise modified, the “Indenture”);

WHEREAS, the Issuer established and on November 27, 2013, December 3, 2013, December 11, 2013, December 18, 2013, December 26, 2013, January 2, 2014, January 24, 2014, March 6, 2014, May 7, 2014, May 9, 2014, July 16, 2014 and July 22, 2014 issued its Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index due November 27, 2018 (CUSIP: 48126NTE7) (the “NTE7 Notes”);

WHEREAS, the Issuer established and on November 21, 2014 and December 5, 2014 issued its Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 23, 2016 (CUSIP: 48127DPF9) (the “DPF9 Notes”);

WHEREAS, the Issuer established and on November 26, 2014 issued its Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 25, 2016 (CUSIP: 48127DPJ1) (the “DPJ1 Notes” and, together with the NTE7 Notes and the DPF9 Notes, the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of the holders of the Notes, the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may enter into supplemental indentures to the Indenture for the purpose of making provisions in regard to such matters arising under the Indenture as the Issuer may deem necessary and desirable which do not materially and adversely affect the interests of the holders of the Notes;

WHEREAS, the Issuer desires to modify certain provisions each of the Notes to provide holders of the Notes with a right to request the repurchase of the Notes by the Issuer under certain circumstances, which additional right provided to holders of the Notes does not materially and adversely affect the interests of the holders of the Notes;

WHEREAS, the entry into this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Issuer and the Trustee according to its terms and a valid supplement to the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

Article 1
Amendments to the NTE7 Notes

Section 1.01. Optional Repayment Dates. Each certificate evidencing the NTE7 Notes is hereby amended by deleting “N.A.” from the “OPTIONAL REPAYMENT DATE(S)” field in the table on the second page of each such certificate and inserting in lieu thereof the following:

See “Early Repurchase at the Option of the Holders” below

Section 1.02. Payment at Maturity. Each certificate evidencing the NTE7 Notes is hereby amended by deleting the first paragraph under the caption “Payment at Maturity” in its entirety and inserting in lieu thereof the following:

The Notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity or upon early repurchase. Instead, at maturity or upon early repurchase, holders of the Notes (the “Holders”) will receive a cash payment that will vary depending on the performance of the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index (the “Index”), subject to the Investor Fee.

Section 1.03. Early Repurchase at the Option of the Holders. Each certificate evidencing the NTE7 Notes is hereby amended by inserting the following immediately after the conclusion of the section entitled “Payment at Maturity”:

Early Repurchase at the Option of the Holders

Subject to compliance with the procedures described under “— Repurchase Requirements” below and the potential postponements and adjustments as described under “Postponement of an Observation Date” below, Holders may submit a request no later than 4:00 p.m., New York City time, on the Business Day prior to the relevant Observation Date specified in the applicable Repurchase Notice (as defined below) to have the Issuer repurchase their Notes on any Repurchase Date. The Notes will be repurchased and Holders will receive payment for their Notes on the third Business Day following the relevant Observation Date (the “Repurchase Date”).

If a Holder elects to have the Issuer repurchase such Holder’s Notes, subject to such Holder’s compliance with the procedures described under “— Repurchase Requirements” below, for each applicable Note such Holder will receive a cash payment on the relevant Repurchase Date equal to the Indicative Note Price as of the relevant Observation Date.

The provisions of Article 13 of the Indenture shall be applicable to the repurchase of Notes at the option of the Holder, except as set forth herein.

Repurchase Requirements

To have the Issuer repurchase a Holder’s Notes, such Holder must instruct its broker or other person through whom such Holder holds its Notes to take the following steps:

•	Send a notice of repurchase, substantially in the form attached as Annex A hereto (a “Repurchase Notice”), to the Issuer via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time on the Business Day prior to the relevant Observation Date. The subject line of the email should include the title of the Notes and the CUSIP for the Notes. The Issuer or its affiliate must acknowledge receipt of the Repurchase Notice on the same Business Day for it to be effective , which acknowledgment will be deemed to evidence the Issuer’s acceptance of such Holder’s repurchase request;

•	Instruct such Holder’s DTC custodian to book a delivery versus payment trade with respect to its Notes on the relevant Observation Date at a price equal to the amount payable upon early repurchase of the Notes; and

•	Cause such Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the relevant Repurchase Date.

If the Issuer does not receive the Repurchase Notice by 4:00 p.m. on the Business Day prior to the relevant Observation Date OR the Issuer (or its affiliate) does not acknowledge receipt of the Repurchase Notice on the same day, such Repurchase Notice will not be effective and the Issuer will not repurchase the relevant Notes on the relevant Repurchase Date. Once given, a Repurchase Notice may not be revoked.

The Note Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Repurchase Notice and the timing of receipt of a Repurchase Notice or as to whether and when the required deliveries have been made. Questions about the repurchase requirements should be directed to dln_repurchase@jpmchase.com.

Section 1.04. Note Calculation Agent. Each certificate evidencing the NTE7 Notes is hereby amended by:

(a) inserting the words “or upon early repurchase” after each occurrence of “at maturity” in the section entitled “Note Calculation Agent”; and

(b) inserting the words “or Repurchase Date as applicable” at the end of the second full paragraph in the section entitled “Note Calculation Agent” immediately after the words “on the Business Day preceding the Maturity Date.”

Section 1.05. Repurchase Notice. Each certificate evidencing the NTE7 Notes is hereby amended by attaching as Annex A to each such certificate the Repurchase Notice attached as Appendix A hereto.

Article 2
Amendments to the DPF9 Notes

Section 2.01. Pricing Supplement. Every certificate evidencing the DPF9 Notes is hereby amended by deleting in its entirety the relevant pricing supplement attached as Appendix A to each such certificate and inserting in lieu thereof the market-making supplement attached hereto as Appendix B.

Article 3
Amendments to the DPJ1 Notes

Section 3.01. Pricing Supplement. The certificate evidencing the DPJ1 Notes is hereby amended by deleting in its entirety the pricing supplement attached as Appendix A to such certificate and inserting in lieu thereof the market-making supplement attached hereto as Appendix C.

Article 4
Miscellaneous Provisions

Section 4.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Fifth Supplemental Indenture.

Section 4.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 4.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 4.04. Separability. In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05. Provisions of Fifth Supplemental Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Fifth Supplemental Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

Section 4.06. New York Law to Govern. This Fifth Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 4.07. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, dated as of December 30, 2014.

JPMORGAN CHASE & CO.

By:	/s/ Brent L. Barton
	Name:	Brent L. Barton
	Title:	Managing Director

Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as Trustee
By: Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as Trustee
By:Deutsche Bank National Trust Company

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Assistant Vice President

APPENDIX A

ANNEX A

FORM OF REPURCHASE NOTICE

To: dln_repurchase@jpmchase.com

Subject: Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index Due November 27, 2018, CUSIP No. 48126NTE7

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index Due November 27, 2018, CUSIP No. 48126NTE7 (the “notes”) hereby irrevocably elects to exercise, with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 2a-I, as supplemented by the pricing supplement dated _________, 20__ relating to the notes (collectively, the “Supplement”). Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Observation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
Email:

Number of Notes surrendered for Repurchase:

Applicable Observation Date: _________, 20__*
Applicable Repurchase Date: _________, 20__*

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Acknowledgment: I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*Subject to adjustment as described in the Supplement.

APPENDIX B

Market-making supplement no. 3
To prospectus dated November 7, 2014,
prospectus supplement dated November 7, 2014,
product supplement no. 2a-I dated November 7, 2014 and
underlying supplement no. 1a-I dated November 7, 2014
Registration Statement No. 333-199966 Dated December 30, 2014 Rule 424(b)(3)
Structured Investments	$122,420,000 Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 23, 2016
General
•	You may request that we repurchase your notes on a daily basis in minimum amounts of $1,000 subject to compliance with the procedural requirements described below.
•
The notes are designed for investors who seek unleveraged exposure to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM minus the Investor Fee, which accrues at a rate of 0.75% per annum and which is deducted on each Observation Date.  Investors should be willing to forgo interest payments and, if the closing level of the Bloomberg Commodity Index 3 Month Forward Total ReturnSM decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, be willing to lose some or all of their principal amount at maturity.

•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof
•	The notes will not be listed on any securities exchange. Other than pursuant to the early repurchase rights set forth below, JPMS will not purchase notes in the secondary market.
Key Terms
Index:	The Bloomberg Commodity Index 3 Month Forward Total ReturnSM (Bloomberg ticker: BCOMF3T)
Payment at Maturity:
You will receive at maturity a cash payment equal to the Indicative Note Price as of the Final Observation Date.
You will lose some or all of your principal amount at maturity if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

Indicative Note Price:
On the Inception Date, the Indicative Note Price of each $1,000 principal amount note will be $1,000.
On each subsequent Observation Date, the Indicative Note Price of each $1,000 principal amount note will be equal to:
(a)  (i) the Indicative Note Price as of the immediately preceding Observation Date multiplied by (ii) the Index Factor as of that Observation Date minus
(b)  the Investor Fee as of that Observation Date.
If the amount calculated above is less than zero, the Indicative Note Price on that Observation Date will be $0.

Investor Fee:
On any Observation Date, the product of:
(a)  the Indicative Note Price as of the immediately preceding Observation Date;
(b)  the Investor Fee Percentage; and
(c)  (i) the number of calendar days from and including the immediately preceding Observation Date to and excluding that Observation Date divided by (ii) 360

Investor Fee Percentage:	0.75%
Index Factor:	On any Observation Date, (a) the closing level of the Index on that Observation Date divided by (b) the closing level of the Index on the immediately preceding Observation Date
Closing Level of the Index on the Inception Date:	515.4132
Inception Date:	November 18, 2014
Initial Issue Date (Settlement Date):	November 21, 2014
Observation Dates†:	Each business day from and including the Inception Date to and including November 18, 2016 (the “Final Observation Date”)
Maturity Date†:	November 23, 2016
Additional Key Terms:	See “Additional Key Terms” below
CUSIP:	48127DPF9
†
Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Index” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 2a-I or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Acceleration of the Notes” in the accompanying product supplement no. 2a-I and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this market-making supplement

Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 2a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Selected Risk Considerations” beginning on page MMS-3 of this market-making supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this market-making supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., did not receive selling commissions on the notes, but will receive the aggregate profits generated from the deduction of the Investor Fee to cover ongoing payments related to the distribution of the notes and as a structuring fee for developing the notes.  See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-79 of the accompanying product supplement no. 2a-I.

The estimated value of the notes on the Inception Date as determined by JPMS was $1,000 per $1,000 principal amount note, but the notes are subject to an Investor Fee.  See “Key Terms — Investor Fee” above.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

December 30, 2014

Additional Terms Specific to the Notes

You should read this market-making supplement together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 2a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014. This market-making supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  This market-making supplement amends and restates and supersedes the amended and restated reopening supplement no. 1 to pricing supplement no. 26 related hereto dated December 12, 2014 to product supplement no. 2a-I in its entirety. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 2a-I dated November 7, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000089109214008404/e61363_424b2.pdf

•	Underlying supplement no. 1a-I dated November 7, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

•	Prospectus supplement and prospectus, each dated November 7, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this market-making supplement, “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Payment upon Early Repurchase:
Subject to your compliance with the procedures described under “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” and the potential postponements and adjustments as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Index” in the accompanying product supplement no. 2a-I, you may request that we repurchase your notes on any Repurchase Date during the term of the notes.  Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to the Indicative Note Price as of the relevant Observation Date.

The return on your principal amount upon early repurchase will be reduced by the Investor Fee, which is deducted from the Indicative Note Price on each Observation Date.  Accordingly, you will lose some or all of your principal amount upon early repurchase if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Early Repurchase Mechanics:
In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and follow the procedures described under “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” in the accompanying product supplement no. 2a-I. If you fail to comply with these procedures, your notice will be deemed ineffective.

Repurchase Date:	The third business day following each Observation Date
Repurchase Notice:	The form of Repurchase Notice attached hereto as Annex A

Supplemental Terms of the Notes

For purposes of the notes offered by this market-making supplement:

(a)
the following language does not apply to the notes and should be deemed deleted in its entirety from the “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” section of the accompanying product supplement no. 2a-I:

While we intend to accept all requests for early repurchase of notes that comply with the procedures and terms set forth below, we are not obligated to accept any repurchase request. We are not committed to purchasing any note at any particular time or price.

(b)	each Observation Date is a “Determination Date” as described in the accompanying product supplement no. 2a-I; and

(c)
the consequences of a commodity hedging disruption event are described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Acceleration of the Notes” in the accompanying product supplement no. 2a-I.

The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”).  The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-1

statute.  Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

Selected Purchase Considerations

•
UNCAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to obtain an uncapped return linked to the performance of the Index at maturity or upon early repurchase, subject to the daily deduction of the Investor Fee.  The notes are not subject to a predetermined maximum return and, accordingly, any return at maturity will be determined based on the performance of the Index, subject to the daily deduction of the Investor Fee.  Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.

•
DAILY REPURCHASES IN MINIMUM DENOMINATIONS EQUAL TO THE PRINCIPAL AMOUNT — Subject to your compliance with the procedures and the potential postponements and adjustments as described in the accompanying product supplement no. 2a-I, you may submit daily a request to have us repurchase your notes on any Repurchase Date during the term of the notes.  If you request that we repurchase your notes, subject to the notification requirements and the other terms and conditions set forth in the accompanying product supplement no. 2a-I and this term sheet, for each note you will receive a cash payment on the relevant Repurchase Date equal to the Indicative Note Price as of the relevant Observation Date.  You may request that we repurchase a minimum of one note.

•
INDICATIVE NOTE PRICE — At any time during the term of the notes, you can contact us via email at dln_repurchase@jpmchase.com, with “Indicative Note Price, Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 23, 2016, CUSIP No. 48127DPF9” as the subject line, to obtain the Indicative Note Price as of the close of any business day.  We intend to respond to any requests for the daily Indicative Note Price by the close of business on the following business day; provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding trading day that is not a Disrupted Day.

•
RETURN LINKED TO THE BLOOMBERG COMMODITY INDEX 3 MONTH FORWARD TOTAL RETURNSM — The Index is a version of the Bloomberg Commodity IndexSM that trades longer-dated commodity futures contracts.  The Index is composed of exchange-traded futures contracts on physical commodities and is designed to be a diversified benchmark for commodities as an asset class.  Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity.  The Index follows the methodology of the Bloomberg Commodity IndexSM, except that the futures contracts used for calculating the Index are advanced, as compared to the Bloomberg Commodity IndexSM, such that the delivery months for the reference contracts are three months later than those of the corresponding reference contracts used for the Bloomberg Commodity IndexSM.  The Bloomberg Commodity Index 3 Month Forward Total ReturnSM is a total return index.  A “total return” index, in addition to reflecting returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the Index, are the designated crude oil futures contracts), also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts.  On November 18, 2014, Bloomberg Finance L.P. (“Bloomberg”) became responsible for the governance, calculation, distribution and licensing of the Bloomberg Commodity Indices and changed the name of the Index from the Dow-Jones UBS Commodity Index 3 Month Forward Total ReturnSM to its current name.   See “The Bloomberg Commodity Index” in the accompanying underlying supplement no. 1a-I.

•
CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2a-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 2a-I.  Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-2

the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may apply to amounts treated as interest paid with respect to the notes, if they are recharacterized as debt instruments.  You should consult your tax adviser regarding the potential application of FATCA to the notes.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-3

Selected Risk Considerations

An investment in the notes involves significant risks.  The notes do not guarantee any return of principal at, or prior to, the Maturity Date or on any Repurchase Date.  Investing in the notes is not equivalent to investing directly in the Index, any of the futures contracts underlying the Index, the commodity to which those commodity futures contracts relate or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments related to, any of the foregoing.  These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 2a-I and the “Risk Factors” section of the accompanying underlying supplement no. 1a-I.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal.  You will lose some or all of your principal amount at maturity or upon early repurchase if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

•
EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL AMOUNT DUE TO THE INVESTOR FEE — The amount of the Investor Fee, which is deducted on each Observation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase.  If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, you will receive less than your principal amount at maturity or upon early repurchase of your notes.

•
CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes.  Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our credit risk, is likely to adversely affect the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes on the Inception Date, which we refer to as JPMS’s estimated value.  In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.  In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes.  It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines.  Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 2a-I for additional information about these risks.

•
SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time.  The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the closing level of the Index, including:

•	any actual or potential change in our creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;

•	secondary market credit spreads for structured debt issuances;

•	the actual and expected volatility of the Index;

•	the time to maturity of the notes;

•	supply and demand trends at any time for the commodity upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on that commodity;

•	the market price of the commodity upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on that commodity;

•	interest and yield rates in the market generally; and

•	a variety of other economic, financial, political, regulatory, geographical, meteorological and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-4

•
PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodities underlying the commodity futures contracts included in the Index.  See “The Market Prices of the Commodities Underlying the Futures Contracts Included in the Index Will Affect the Value of the Notes” below.  The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.  As a general matter, the risk of low liquidity or volatile pricing around the Maturity Date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities are also highly cyclical.  The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

•
WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent.  If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.  Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event —Acceleration of the Notes” in the accompanying product supplement no. 2a-I for more information.

•
COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the level of the Index.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), may have a substantial adverse effect on the value of your notes.  Additionally, under authority provided by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission on November 5, 2013 proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts.  The limits will apply to a person’s combined position in futures, options, and swaps on the same underlying commodity.  The rules also would set new aggregation standards for purposes of these position limits and would specify the requirements for designated contract markets and swap execution facilitates to impose position limits on contracts traded on those markets.  The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on any payments on the notes.  Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the notes resulting in a commodity hedging disruption event, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes.  See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.

•
THE MARKET PRICES OF THE COMMODITIES UNDERLYING THE FUTURES CONTRACTS INCLUDED IN THE INDEX WILL AFFECT THE VALUE OF THE NOTES — The prices of the commodities upon which the futures contracts that compose the Index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•
A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contracts underlying the Index are traded increases the amount of collateral required to be posted to hold positions in those futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

•
THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The notes are linked to the Index, which tracks commodity futures contracts, not physical commodities (or their spot prices).  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity.  A variety of

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-5

factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.

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OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts that compose the Index, the related commodity or other exchange-traded or over-the-counter instruments based on the futures contracts that compose the Index or the related commodity.  You will not have any rights that holders of those assets or instruments have.

•
HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF THOSE CONTRACTS MAY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced with a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.”  Contango could adversely affect the level of the Index and thus the value of notes linked to the Index.  The futures contracts underlying the Index have historically been in contango.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY MARKETS AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE VALUE OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

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JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE MARKET VALUE OF THE NOTES — JPMS and its affiliates publish research from time to time on commodity markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the Index Constituents and the futures contracts underlying the Index.

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THE CLOSING LEVEL OF THE INDEX ON THE RELEVANT OBSERVATION DATE MAY BE LESS THAN THE CLOSING LEVEL OF THE INDEX ON THE MATURITY DATE, A REPURCHASE DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The closing level of the Index on the Maturity Date, a Repurchase Date or at other times during the term of the notes, including dates near the relevant Observation Date, could be higher than the closing level of the Index on the relevant Observation Date.  Under these circumstances, you may receive a lower payment than you would have received if you had invested directly in the Index or in the commodity futures contracts underlying the Index.

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THERE ARE RESTRICTIONS ON YOUR ABILITY TO REQUEST THAT WE REPURCHASE YOUR NOTES — If you elect to exercise your right to have us repurchase your notes, your request that we repurchase your notes is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day.  If we do not receive such notice or we (or our affiliates) do not acknowledge receipt of such notice, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-6

Because of the timing requirements of the Repurchase Notice, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market.  As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request.  Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.

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YOU WILL NOT KNOW THE AMOUNT YOU WILL RECEIVE UPON EARLY REPURCHASE AT THE TIME YOU ELECT TO REQUEST THAT WE REPURCHASE YOUR NOTES — You will not know the amount you will receive upon early repurchase at the time you elect to request that we repurchase your notes.  Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and we (or our affiliates) must acknowledge receipt of such notice, on the same day.  As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.

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THE LIQUIDITY IS LIMITED TO THE EARLY REPURCHASE RIGHT — The notes will not be listed on any securities exchange. Other than pursuant to the early repurchase right set forth in the notes, JPMS will not purchase notes in the secondary market.  Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes.  Accordingly, the liquidity of the market for the notes outside of the early repurchase right could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase.  In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in the accompanying product supplement no. 2a-I.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-7

What Is the Payment at Maturity or Upon Early Repurchase, Assuming a Range of Performances for the Index?

The following examples illustrate how the notes would perform at maturity or upon early repurchase in hypothetical circumstances.  We have included an example in which the closing level of the Index increases at a constant rate of 2% every three months through maturity (Example 1) and an example in which the closing level of the Index decreases at a constant rate of 2% every three months through maturity (Example 2).  In addition, Example 3 shows the closing level of the Index increasing at a rate of 2% every three months for the first year and then decreasing at a rate of 2% every three months for the next year, whereas Example 4 shows the reverse scenario of the closing level of the Index decreasing at a rate of 2% every three months for the first year, and then increasing at a rate of 2% every three months for the next year.  For ease of analysis and presentation, the following examples assume Observation Dates occur quarterly so that the Index Factor, the Investor Fee and the Indicative Note Price are recalculated only four times each year.

These examples highlight the impact of the Investor Fee on the payment at maturity or upon early repurchase under different circumstances.  Because the Investor Fee takes into account the closing level of the Index performance, the absolute level of the Investor Fee is dependent on the path taken by the closing level of the Index to arrive at its ending level.  As a result, the actual Investor Fee, which is deducted on each Observation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated quarterly) shown in these examples.  The figures in these examples have been rounded for convenience.  The hypothetical Indicative Note Price of each note for the end of the 8th quarterly period (i.e., the end of year 2) is as of the hypothetical Final Observation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early repurchase in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	530.40	1.02	$1.90	$1,018.10
2	541.01	1.02	$1.94	$1,036.53
3	551.83	1.02	$1.97	$1,055.29
4	562.86	1.02	$2.01	$1,074.39
5	574.12	1.02	$2.04	$1,093.83
6	585.60	1.02	$2.08	$1,113.63
7	597.32	1.02	$2.12	$1,133.78
8	609.26	1.02	$2.16	$1,154.30

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-8

Example 2

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	509.60	0.98	$1.90	$978.10
2	499.41	0.98	$1.86	$956.68
3	489.42	0.98	$1.82	$935.73
4	479.63	0.98	$1.78	$915.23
5	470.04	0.98	$1.74	$895.19
6	460.64	0.98	$1.70	$875.58
7	451.43	0.98	$1.66	$856.41
8	442.40	0.98	$1.63	$837.65

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

Example 3

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	530.40	1.02	$1.90	$1,018.10
2	541.01	1.02	$1.94	$1,036.53
3	551.83	1.02	$1.97	$1,055.29
4	562.86	1.02	$2.01	$1,074.39
5	551.61	0.98	$2.04	$1,050.85
6	540.58	0.98	$2.00	$1,027.84
7	529.76	0.98	$1.95	$1,005.33
8	519.17	0.98	$1.91	$983.31

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based,

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-9

including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-10

Example 4

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	509.60	0.98	$1.90	$978.10
2	499.41	0.98	$1.86	$956.68
3	489.42	0.98	$1.82	$935.73
4	479.63	0.98	$1.78	$915.23
5	489.22	1.02	$1.74	$931.80
6	499.01	1.02	$1.77	$948.66
7	508.99	1.02	$1.80	$965.83
8	519.17	1.02	$1.84	$983.31

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the closing level of the Index on any trading day or what the value of your notes may be.  Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes.  The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

The hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-11

Historical Information

The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from January 2, 2009 through December 26, 2014.  The closing level of the Index on December 29, 2014 was 476.5276.  We obtained the closing levels of the Index below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Observation Date.  We cannot give you assurance that the performance of the Index will result in the return of any of your principal amount.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes.  See “What Is the Payment at Maturity or Upon Early Repurchase, Assuming a Range of Performances for the Index” in this market-making supplement for an illustration of the risk-return profile of the notes and “Selected Purchase Considerations — Return Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM” in this market-making supplement for a description of the market exposure provided by the notes.

The original issue price of the notes reflected JPMS’s estimated value of the notes on the Inception Date.

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions and the closing level of the Index at that time.  These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement.  The price of any additional offering will be determined at the time of pricing of that offering.  We have no obligation to take your interests into account when deciding whether to issue additional notes. In addition, we are under no obligation to reopen the notes.

Validity of the Reopened Notes

Restated below is the opinion of Davis Polk & Wardwell LLP, as our special products counsel, delivered on December 2, 2014 related to the notes issued on December 5, 2014 (the “reopened notes”):

“In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the reopened notes offered by this reopening supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such reopened notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof [December 2, 2014] and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the reopened notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.”

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-12

ANNEX A

FORM OF REPURCHASE NOTICE

To:     dln_repurchase@jpmchase.com

Subject:      Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 23, 2016, CUSIP No. 48127DPF9

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 23, 2016, CUSIP No. 48127DPF9 (the “notes”) hereby irrevocably elects to exercise, specified below with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 2a-I, as supplemented by the market-making supplement dated _________, 20__ relating to the notes (collectively, the “Supplement”).  Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Observation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
Email:

Number of Notes surrendered for Repurchase:

Applicable Observation Date: _________, 20__*
Applicable Repurchase Date: _________, 20__*

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Acknowledgment:  I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*Subject to adjustment as described in the Supplement.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-13

APPENDIX C

Market-making supplement no. 2
To prospectus dated November 7, 2014,
prospectus supplement dated November 7, 2014,
product supplement no. 2a-I dated November 7, 2014 and
underlying supplement no. 1a-I dated November 7, 2014
Registration Statement No. 333-199966 Dated December 30, 2014 Rule 424(b)(3)

Structured Investments	$311,340,000 Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 25, 2016
General
•	You may request that we repurchase your notes on a daily basis in minimum amounts of $1,000 subject to compliance with the procedural requirements described below.
•
The notes are designed for investors who seek unleveraged exposure to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM minus the Investor Fee, which accrues at a rate of 0.75% per annum and which is deducted on each Observation Date.  Investors should be willing to forgo interest payments and, if the closing level of the Bloomberg Commodity Index 3 Month Forward Total ReturnSM decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, be willing to lose some or all of their principal amount at maturity.

•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof
•	The notes will not be listed on any securities exchange. Other than pursuant to the early repurchase rights set forth below, JPMS will not purchase notes in the secondary market.
Key Terms
Index:	The Bloomberg Commodity Index 3 Month Forward Total ReturnSM (Bloomberg ticker: BCOMF3T)
Payment at Maturity:
You will receive at maturity a cash payment equal to the Indicative Note Price as of the Final Observation Date.
You will lose some or all of your principal amount at maturity if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

Indicative Note Price:
On the Inception Date, the Indicative Note Price of each $1,000 principal amount note will be $1,000.
On each subsequent Observation Date, the Indicative Note Price of each $1,000 principal amount note will be equal to:
(a)(i) the Indicative Note Price as of the immediately preceding Observation Date multiplied by (ii) the Index Factor as of that Observation Date minus
(b)the Investor Fee as of that Observation Date.
If the amount calculated above is less than zero, the Indicative Note Price on that Observation Date will be $0.

Investor Fee:
On any Observation Date, the product of:
(a)the Indicative Note Price as of the immediately preceding Observation Date;
(b)the Investor Fee Percentage; and
(c)(i) the number of calendar days from and including the immediately preceding Observation Date to and excluding that Observation Date divided by (ii) 360

Investor Fee Percentage:	0.75%
Index Factor:	On any Observation Date, (a) the closing level of the Index on that Observation Date divided by (b) the closing level of the Index on the immediately preceding Observation Date
Closing Level of the Index on the Inception Date:	520.6348
Inception Date:	November 21, 2014
Original Issue Date (Settlement Date):	November 26, 2014
Observation Dates†:	Each business day from and including the Inception Date to and including November 21, 2016 (the “Final Observation Date”)
Maturity Date†:	November 25, 2016
Additional Key Terms:	See “Additional Key Terms” below
CUSIP:	48127DPJ1
†
Subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Index” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. 2a-I or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Acceleration of the Notes” in the accompanying product supplement no. 2a-I and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this market-making supplement

Investing in the notes involves a number of risks.  See “Risk Factors” beginning on page PS-8 of the accompanying product supplement no. 2a-I, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement no. 1a-I and “Selected Risk Considerations” beginning on page MMS-3 of this market-making supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this market-making supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.
J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., did not receive selling commissions on the notes, but will receive the aggregate profits generated from the deduction of the Investor Fee to cover ongoing payments related to the distribution of the notes and as a structuring fee for developing the notes.  See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-79 of the accompanying product supplement no. 2a-I.
The total aggregate principal amount of the notes issued on November 26, 2014 was not purchased by investors.  JPMS will retain the unsold portion of that offering of $40,609,000 aggregate principal amount notes and has agreed to hold those notes for investment for a period of at least 30 days. This unsold portion may affect the supply of notes available for secondary trading and, therefore, could adversely affect the price of the notes in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.
The estimated value of the notes on the Inception Date as determined by JPMS was $1,000 per $1,000 principal amount note, but the notes are subject to an Investor Fee.  See “Key Terms — Investor Fee” above.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

December 30, 2014

Additional Terms Specific to the Notes

You should read this market-making supplement together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 2a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014. This market-making supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  This market-making supplement amends and restates and supersedes the pricing supplement no. 39 related hereto dated November 21, 2014 to product supplement no. 2a-I in its entirety.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 2a-I dated November 7, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000089109214008404/e61363_424b2.pdf

•	Underlying supplement no. 1a-I dated November 7, 2014:
http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf

•	Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this market-making supplement, “we,” “us” and “our” refer to JPMorgan Chase & Co.

Additional Key Terms

Payment upon Early Repurchase:
Subject to your compliance with the procedures described under “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” and the potential postponements and adjustments as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Index” in the accompanying product supplement no. 2a-I, you may request that we repurchase your notes on any Repurchase Date during the term of the notes.  Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to the Indicative Note Price as of the relevant Observation Date.
The return on your principal amount upon early repurchase will be reduced by the Investor Fee, which is deducted from the Indicative Note Price on each Observation Date.  Accordingly, you will lose some or all of your principal amount upon early repurchase if the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee.

Early Repurchase Mechanics:
In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and follow the procedures described under “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” in the accompanying product supplement no. 2a-I. If you fail to comply with these procedures, your notice will be deemed ineffective.

Repurchase Date:	The third business day following each Observation Date
Repurchase Notice:	The form of Repurchase Notice attached hereto as Annex A

Supplemental Terms of the Notes

For purposes of the notes offered by this market-making supplement:

(a)
the following language does not apply to the notes and should be deemed deleted in its entirety from the “Description of Notes — Payments on the Notes — Payment upon Early Redemption, Acceleration or Early Repurchase — Early Repurchase” section of the accompanying product supplement no. 2a-I:

While we intend to accept all requests for early repurchase of notes that comply with the procedures and terms set forth below, we are not obligated to accept any repurchase request. We are not committed to purchasing any note at any particular time or price.

(b)	each Observation Date is a “Determination Date” as described in the accompanying product supplement no. 2a-I; and

(c)
the consequences of a commodity hedging disruption event are described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Acceleration of the Notes” in the accompanying product supplement no. 2a-I.

The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”).  The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute.  Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-1

Selected Purchase Considerations

•
UNCAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to obtain an uncapped return linked to the performance of the Index at maturity or upon early repurchase, subject to the daily deduction of the Investor Fee.  The notes are not subject to a predetermined maximum return and, accordingly, any return at maturity will be determined based on the performance of the Index, subject to the daily deduction of the Investor Fee.  Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.

•
DAILY REPURCHASES IN MINIMUM DENOMINATIONS EQUAL TO THE PRINCIPAL AMOUNT — Subject to your compliance with the procedures and the potential postponements and adjustments as described in the accompanying product supplement no. 2a-I, you may submit daily a request to have us repurchase your notes on any Repurchase Date during the term of the notes.  If you request that we repurchase your notes, subject to the notification requirements and the other terms and conditions set forth in the accompanying product supplement no. 2a-I and this term sheet, for each note you will receive a cash payment on the relevant Repurchase Date equal to the Indicative Note Price as of the relevant Observation Date.  You may request that we repurchase a minimum of one note.

•
INDICATIVE NOTE PRICE — At any time during the term of the notes, you can contact us via email at dln_repurchase@jpmchase.com, with “Indicative Note Price, Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 25, 2016, CUSIP No. 48127DPJ1” as the subject line, to obtain the Indicative Note Price as of the close of any business day.  We intend to respond to any requests for the daily Indicative Note Price by the close of business on the following business day; provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding trading day that is not a Disrupted Day.

•
RETURN LINKED TO THE BLOOMBERG COMMODITY INDEX 3 MONTH FORWARD TOTAL RETURNSM — The Index is a version of the Bloomberg Commodity IndexSM that trades longer-dated commodity futures contracts.  The Index is composed of exchange-traded futures contracts on physical commodities and is designed to be a diversified benchmark for commodities as an asset class.  Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity.  The Index follows the methodology of the Bloomberg Commodity IndexSM, except that the futures contracts used for calculating the Index are advanced, as compared to the Bloomberg Commodity IndexSM, such that the delivery months for the reference contracts are three months later than those of the corresponding reference contracts used for the Bloomberg Commodity IndexSM.  The Bloomberg Commodity Index 3 Month Forward Total ReturnSM is a total return index.  A “total return” index, in addition to reflecting returns that are potentially available through an unleveraged investment in the contracts composing the index (which, in the case of the Index, are the designated crude oil futures contracts), also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts.  On November 18, 2014, Bloomberg Finance L.P. (“Bloomberg”) became responsible for the governance, calculation, distribution and licensing of the Bloomberg Commodity Indices and changed the name of the Index from the Dow-Jones UBS Commodity Index 3 Month Forward Total ReturnSM to its current name.   See “The Bloomberg Commodity Index” in the accompanying underlying supplement no. 1a-I.

•
CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2a-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. 2a-I.  Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals)

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-2

realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Withholding under legislation commonly referred to as “FATCA” may apply to amounts treated as interest paid with respect to the notes, if they are recharacterized as debt instruments.  You should consult your tax adviser regarding the potential application of FATCA to the notes.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-3

Selected Risk Considerations

An investment in the notes involves significant risks.  The notes do not guarantee any return of principal at, or prior to, the Maturity Date or on any Repurchase Date.  Investing in the notes is not equivalent to investing directly in the Index, any of the futures contracts underlying the Index, the commodity to which those commodity futures contracts relate or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments related to, any of the foregoing.  These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 2a-I and the “Risk Factors” section of the accompanying underlying supplement no. 1a-I.
•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal.  You will lose some or all of your principal amount at maturity or upon early repurchase if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

•
EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL AMOUNT DUE TO THE INVESTOR FEE — The amount of the Investor Fee, which is deducted on each Observation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase.  If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, you will receive less than your principal amount at maturity or upon early repurchase of your notes.

•
CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes.  Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our credit risk, is likely to adversely affect the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes on the Inception Date, which we refer to as JPMS’s estimated value.  In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.  In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes.  It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines.  Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. 2a-I for additional information about these risks.

•
SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time.  The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the closing level of the Index, including:

•	any actual or potential change in our creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	secondary market credit spreads for structured debt issuances;
•	the actual and expected volatility of the Index;
•	the time to maturity of the notes;
•	supply and demand trends at any time for the commodity upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on that commodity;
•	the market price of the commodity upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on that commodity;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory, geographical, meteorological and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-4

•
PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the commodities underlying the commodity futures contracts included in the Index.  See “The Market Prices of the Commodities Underlying the Futures Contracts Included in the Index Will Affect the Value of the Notes” below.  The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.  As a general matter, the risk of low liquidity or volatile pricing around the Maturity Date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities are also highly cyclical.  The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

•
WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent.  If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.  Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event —Acceleration of the Notes” in the accompanying product supplement no. 2a-I for more information.

•
COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the level of the Index.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), may have a substantial adverse effect on the value of your notes.  Additionally, under authority provided by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission on November 5, 2013 proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts.  The limits will apply to a person’s combined position in futures, options, and swaps on the same underlying commodity.  The rules also would set new aggregation standards for purposes of these position limits and would specify the requirements for designated contract markets and swap execution facilitates to impose position limits on contracts traded on those markets.  The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on any payments on the notes.  Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the notes resulting in a commodity hedging disruption event, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes.  See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.

•
THE MARKET PRICES OF THE COMMODITIES UNDERLYING THE FUTURES CONTRACTS INCLUDED IN THE INDEX WILL AFFECT THE VALUE OF THE NOTES — The prices of the commodities upon which the futures contracts that compose the Index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•
A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contracts underlying the Index are traded increases the amount of collateral required to be posted to hold positions in those futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

•
THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The notes are linked to the Index, which tracks commodity futures contracts, not physical commodities (or their spot prices).  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity.  A variety of

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-5

factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity.  The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa).  Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.
•
OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts that compose the Index, the related commodity or other exchange-traded or over-the-counter instruments based on the futures contracts that compose the Index or the related commodity.  You will not have any rights that holders of those assets or instruments have.

•
HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF THOSE CONTRACTS MAY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced with a contract for delivery in November.  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.”  Contango could adversely affect the level of the Index and thus the value of notes linked to the Index.  The futures contracts underlying the Index have historically been in contango.

•
SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY MARKETS AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE VALUE OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

•
JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE MARKET VALUE OF THE NOTES — JPMS and its affiliates publish research from time to time on commodity markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the Index Constituents and the futures contracts underlying the Index.

•
THE CLOSING LEVEL OF THE INDEX ON THE RELEVANT OBSERVATION DATE MAY BE LESS THAN THE CLOSING LEVEL OF THE INDEX ON THE MATURITY DATE, A REPURCHASE DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The closing level of the Index on the Maturity Date, a Repurchase Date or at other times during the term of the notes, including dates near the relevant Observation Date, could be higher than the closing level of the Index on the relevant Observation Date.  Under these circumstances, you may receive a lower payment than you would have received if you had invested directly in the Index or in the commodity futures contracts underlying the Index.

•
THERE ARE RESTRICTIONS ON YOUR ABILITY TO REQUEST THAT WE REPURCHASE YOUR NOTES — If you elect to exercise your right to have us repurchase your notes, your request that we repurchase your notes is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and we (or our affiliates) acknowledge receipt of the Repurchase Notice that same day.  If we do not receive such notice or we (or our

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affiliates) do not acknowledge receipt of such notice, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.
Because of the timing requirements of the Repurchase Notice, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market.  As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request.  Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.
•
YOU WILL NOT KNOW THE AMOUNT YOU WILL RECEIVE UPON EARLY REPURCHASE AT THE TIME YOU ELECT TO REQUEST THAT WE REPURCHASE YOUR NOTES — You will not know the amount you will receive upon early repurchase at the time you elect to request that we repurchase your notes.  Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Observation Date and we (or our affiliates) must acknowledge receipt of such notice, on the same day.  As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.

•
THE LIQUIDITY IS LIMITED TO THE EARLY REPURCHASE RIGHT — The notes will not be listed on any securities exchange.  Other than pursuant to the early repurchase right set forth in the notes, JPMS will not purchase notes in the secondary market.  Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes.  Accordingly, the liquidity of the market for the notes outside of the early repurchase right could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase.  In addition, any election by holders to request that we repurchase the notes will be subject to the restrictive conditions and procedures described in the accompanying product supplement no. 2a-I.

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What Is the Payment at Maturity or Upon Early Repurchase, Assuming a Range of Performances for the Index?

The following examples illustrate how the notes would perform at maturity or upon early repurchase in hypothetical circumstances.  We have included an example in which the closing level of the Index increases at a constant rate of 2% every three months through maturity (Example 1) and an example in which the closing level of the Index decreases at a constant rate of 2% every three months through maturity (Example 2).  In addition, Example 3 shows the closing level of the Index increasing at a rate of 2% every three months for the first year and then decreasing at a rate of 2% every three months for the next year, whereas Example 4 shows the reverse scenario of the closing level of the Index decreasing at a rate of 2% every three months for the first year, and then increasing at a rate of 2% every three months for the next year.  For ease of analysis and presentation, the following examples assume Observation Dates occur quarterly so that the Index Factor, the Investor Fee and the Indicative Note Price are recalculated only four times each year.

These examples highlight the impact of the Investor Fee on the payment at maturity or upon early repurchase under different circumstances.  Because the Investor Fee takes into account the closing level of the Index performance, the absolute level of the Investor Fee is dependent on the path taken by the closing level of the Index to arrive at its ending level.  As a result, the actual Investor Fee, which is deducted on each Observation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated quarterly) shown in these examples.  The figures in these examples have been rounded for convenience.  The hypothetical Indicative Note Price of each note for the end of the 8th quarterly period (i.e., the end of year 2) is as of the hypothetical Final Observation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early repurchase in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	530.40	1.02	$1.90	$1,018.10
2	541.01	1.02	$1.94	$1,036.53
3	551.83	1.02	$1.97	$1,055.29
4	562.86	1.02	$2.01	$1,074.39
5	574.12	1.02	$2.04	$1,093.83
6	585.60	1.02	$2.08	$1,113.63
7	597.32	1.02	$2.12	$1,133.78
8	609.26	1.02	$2.16	$1,154.30

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date.  The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee.  Moreover, the assumptions on which the hypothetical returns are based,including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes.  Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

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Example 2

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	509.60	0.98	$1.90	$978.10
2	499.41	0.98	$1.86	$956.68
3	489.42	0.98	$1.82	$935.73
4	479.63	0.98	$1.78	$915.23
5	470.04	0.98	$1.74	$895.19
6	460.64	0.98	$1.70	$875.58
7	451.43	0.98	$1.66	$856.41
8	442.40	0.98	$1.63	$837.65

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date.  The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee.  Moreover, the assumptions on which the hypothetical returns are based,including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes.  Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

Example 3

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	530.40	1.02	$1.90	$1,018.10
2	541.01	1.02	$1.94	$1,036.53
3	551.83	1.02	$1.97	$1,055.29
4	562.86	1.02	$2.01	$1,074.39
5	551.61	0.98	$2.04	$1,050.85
6	540.58	0.98	$2.00	$1,027.84
7	529.76	0.98	$1.95	$1,005.33
8	519.17	0.98	$1.91	$983.31

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date. The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based,including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes. Consequently, the

JPMorgan Structured Investments — Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM	MMS-9

amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

Example 4

Assumptions:

Investor Fee Percentage	0.75% per annum
Closing Level of the Index on the Inception Date	520.00

Period End	Hypothetical Closing Level of the Index	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (91.25/360)	(Et-1 × Ct) – Dt
0	520.00	—	—	$1,000.00
1	509.60	0.98	$1.90	$978.10
2	499.41	0.98	$1.86	$956.68
3	489.42	0.98	$1.82	$935.73
4	479.63	0.98	$1.78	$915.23
5	489.22	1.02	$1.74	$931.80
6	499.01	1.02	$1.77	$948.66
7	508.99	1.02	$1.80	$965.83
8	519.17	1.02	$1.84	$983.31

* Assuming that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly for purposes of this example. The Investor Fee accrues each calendar day until maturity or early repurchase, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each quarterly period is 91.25.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the Maturity Date.  The actual amount that a holder of the notes will receive at maturity or upon early repurchase, as the case may be, and the rate of return on the notes will depend on the actual Indicative Note Price on the relevant Observation Date and the Investor Fee.  Moreover, the assumptions on which the hypothetical returns are based,including the assumption that the Investor Fee accrues quarterly and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated quarterly, are purely for illustrative purposes.  Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the Maturity Date or the relevant Repurchase Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the closing level of the Index on any trading day or what the value of your notes may be.  Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes.  The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

The hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

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Historical Information

The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from January 2, 2009 through December 26, 2014.  The closing level of the Index on December 29, 2014 was  476.5276.  We obtained the closing levels of the Index below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.

The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Observation Date.  We cannot give you assurance that the performance of the Index will result in the return of any of your principal amount.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes.  See “What Is the Payment at Maturity or Upon Early Repurchase, Assuming a Range of Performances for the Index” in this market-making supplement for an illustration of the risk-return profile of the notes and “Selected Purchase Considerations — Return Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM” in this market-making supplement for a description of the market exposure provided by the notes.

The original issue price of the notes reflected JPMS’s estimated value of the notes on the Inception Date.

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions and the closing level of the Index at that time.  These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement.  The price of any additional offering will be determined at the time of pricing of that offering.  We have no obligation to take your interests into account when deciding whether to issue additional notes.  In addition, we are under no obligation to reopen the notes.

Validity of the Notes

Restated below is the opinion of Davis Polk & Wardwell LLP, as our special products counsel, delivered on November 21, 2014 related to the notes:

“In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the notes offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof [November 21, 2014] and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated November 7, 2014, which was filed as an exhibit to the Registration Statement on Form S-3 by us on November 7, 2014.”

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ANNEX A

FORM OF REPURCHASE NOTICE
To:           dln_repurchase@jpmchase.com

Subject:                       Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 25, 2016, CUSIP No. 48127DPJ1

Ladies and Gentlemen:

The undersigned holder of JPMorgan Chase & Co.’s Medium-Term Notes, Series E, Return Notes Linked to the Bloomberg Commodity Index 3 Month Forward Total ReturnSM due November 25, 2016, CUSIP No. 48127DPJ1 (the “notes”) hereby irrevocably elects to exercise, specified below with respect to the number of the notes indicated below, as of the date hereof, the right to have you repurchase such notes on the Repurchase Date specified below as described in the product supplement no. 2a-I, as supplemented by the market-making supplement dated , 20  relating to the notes (collectively, the “Supplement”).  Terms not defined herein have the meanings given to such terms in the Supplement.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the notes (specified below) to book a delivery versus payment trade on the relevant Observation Date with respect to the number of notes specified below at a price per note determined in the manner described in the Supplement, facing DTC 352 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
Email:

Number of Notes surrendered for Repurchase:

Applicable Observation Date: _________, 20__*
Applicable Repurchase Date: _________, 20__*

DTC # (and any relevant sub-account):

Contact Name:
Telephone:

Acknowledgment:  I acknowledge that the notes specified above will not be repurchased unless all of the requirements specified in the Supplement are satisfied, including the acknowledgment by you or your affiliate of the receipt of this notice on the date hereof.

Questions regarding the repurchase requirements of your notes should be directed to dln_repurchase@jpmchase.com.

*Subject to adjustment as described in the Supplement.

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